Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 of our report dated July 8, 2005, with respect to the financial statements of Yuravision Co., Ltd. in the Annual Report (Form 20-F) of Elbit Vision Systems Ltd. for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission.

/s/ Ernst & Young Han Young,
Seoul, Korea
July 31, 2007